As filed with the Securities and Exchange Commission on March 2, 2009

File No. 811-09739

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 10	☒

(Check appropriate box or boxes)

Master Large Cap Series LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway, Wilmington, Delaware 19809

(Address of Principal Executive Offices)

1-800-441-7762

(Registrant’s Telephone Number, Including Area Code)

Donald C. Burke

Master Large Cap Series LLC

P.O. Box 9011

Princeton, New Jersey 08543-9011

(Name and Address of Agent for Service)

Copies to:

Counsel for the Master LLC:
SIDLEY AUSTIN LLP	Howard B. Surloff, Esq.
787 Seventh Avenue	BLACKROCK ADVISORS, LLC
New York, New York 10019-6018	100 Bellevue Parkway
Attention: Frank P. Bruno, Esq.	Wilmington, Delaware 19809

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Master Large Cap Series LLC (the “Master LLC”) is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 20 of the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of BlackRock Large Cap Series Funds, Inc. (“Large Cap Series”), as filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2009, and as amended from time to time (the “Large Cap Series Registration Statement”). Part A of the Large Cap Series Registration Statement includes the prospectuses of Large Cap Series.

The Master LLC is an open-end management investment company that was organized on October 19, 1999 as a statutory trust under the laws of the State of Delaware. On June 15, 2007, the Master LLC converted to a Delaware limited liability company. The Master LLC consists of three portfolios: Master Large Cap Growth Portfolio (“Growth Portfolio”), Master Large Cap Value Portfolio (“Value Portfolio”), and Master Large Cap Core Portfolio (“Core Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”). BlackRock Advisors, LLC (“BlackRock” or the “Manager”) manages the Master LLC’s investments under the overall supervision of the Board of Directors of the Master LLC.

Large Cap Series is a series fund currently consisting of seven series (each a “Series”): BlackRock Large Cap Growth Fund (“Growth Fund”), BlackRock Large Cap Value Fund (“Value Fund”), BlackRock Large Cap Core Fund (“Core Fund”), BlackRock Large Cap Core Plus Fund (“Core Plus Fund”), BlackRock Large Cap Growth Retirement Portfolio (“Retirement Growth Fund”), BlackRock Large Cap Core Retirement Portfolio (“Retirement Core Fund”) and BlackRock Large Cap Value Retirement Portfolio (“Retirement Value Fund”). Each series, with the exception of the Core Plus Fund, invests all of its assets in interests of the corresponding Portfolio of the Master LLC. Growth Fund, Value Fund, Core Fund, Retirement Growth Fund, Retirement Value Fund and Retirement Core Fund as well as BlackRock Balanced Capital Fund, Inc. and BlackRock Core Principal Protected Fund of BlackRock Principal Protected Trust, and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

i

PART A

March 2, 2009

Responses to Items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. — Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

The investment objective of each Portfolio is long-term capital growth. In other words, each Portfolio tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

(b) Implementation of Investment Objectives

Outlined below are the main strategies the Portfolios use in seeking to achieve their investment objectives.

Each Portfolio tries to achieve its objective by investing primarily in a diversified portfolio of equity securities of large cap companies located in the United States. Under normal circumstances each Portfolio invests at least 80% of its assets in equity securities of large cap companies the Manager selects from among those that are, at the time of purchase, included in each Portfolio’s applicable benchmark Russell 1000® Index. Large cap companies are companies that at the time of purchase have a market capitalization equal to or greater than the top 80% of the companies that comprise the Russell 1000® Index. As of December 31, 2008, the lowest market capitalization in this group was $1.4 billion. The market capitalizations of companies in the index change with market conditions and the composition of the index. The Manager uses a multi-factor quantitative model to look for companies within the applicable Russell 1000® Index that, in its opinion, are consistent with the investment objective of each Portfolio.

Each Portfolio will seek to outperform its benchmark:

•

Growth Portfolio will seek to outperform the Russell 1000® Growth Index by investing in equity securities that the Manager believes have above average earnings prospects. The Russell 1000® Growth Index (which consists of those Russell 1000® securities with a greater than average growth orientation) is a subset of the Russell 1000® Index.

•

Value Portfolio will seek to outperform the Russell 1000® Value Index by investing in equity securities that the Manager believes are selling at below normal valuations. The Russell 1000® Value Index, another subset of the Russell 1000® Index, consists of those Russell 1000® companies with lower price-to-book ratios and lower forecasted growth values.

•	Core Portfolio has a blended investment strategy that emphasizes a mix of both growth and value and will seek to outperform the Russell 1000® Index.

Although the Growth Portfolio emphasizes growth-oriented investments, the Value Portfolio emphasizes value-oriented investments and the Core Portfolio uses a blend of growth and value, there are equity investment strategies common to all three Portfolios. In selecting securities for a Portfolio from that Portfolio’s benchmark universe, the Manager uses a proprietary multi-factor quantitative model. The factors employed by the model include stock valuation, quality of earnings and potential future earnings growth. For each Portfolio, the Manager looks for strong relative earnings growth, earnings quality and good relative valuation. A company’s stock price relative to its earnings and book value, among other factors, is also examined — if the Manager believes that a company is overvalued, it will not be considered as an investment for any Portfolio. After the initial screening is done, the Manager relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the Manager believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

Because a Portfolio generally will not hold all the stock in its applicable index, and because a Portfolio’s investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Portfolios are not “index” trust funds. In seeking to outperform the applicable benchmark, however, the Manager reviews potential investments using certain criteria that are based on the securities in the applicable index. These criteria currently include the following:

•	Relative price to earnings and price to book ratios

•	Stability and quality of earnings

•	Earnings momentum and growth

•	Weighted median market capitalization of a Portfolio’s portfolio

•	Allocation among the economic sectors of a Portfolio’s portfolio as compared to the applicable index

•	Weighted individual stocks within the applicable index

Other Strategies. In addition to the main strategies discussed above, each Portfolio may use certain other investment strategies.

Convertible Securities — Each Portfolio may invest in convertible securities, which generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible security’s value usually reflects both the stream of current income payments and the market value of the underlying common stock.

Derivative Transactions — Each Portfolio may use derivative instruments to hedge its investments. Derivatives allow a Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Each Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Portfolio uses a derivative to offset the risks associated with other Portfolio holdings.

Illiquid/Restricted Securities — Each Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public.

Securities Lending — Each Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

Borrowing — Each Portfolio may borrow for temporary or emergency purposes including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions.

Temporary Defensive Strategies — As a temporary measure for defensive purposes, each Portfolio may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. These investments may adversely affect a Portfolio’s ability to meet its investment objective.

When-Issued Securities, Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by each Portfolio at an established price with payment and delivery taking place in the future. Each Portfolio enters into these transactions to obtain what is considered an advantageous price to each Portfolio at the time of entering into the transaction.

Foreign Securities — Each Portfolio may invest in companies located in countries other than the United States.

Investment Companies — Each Portfolio has the ability to invest in other investment companies, such as exchange-traded funds, money market funds, unit investment trusts, and open-end and closed-end funds, including affiliated investment companies.

U.S. Government Securities — Each Portfolio may invest in debt of the United States government. There is no restriction on the maturity of the debt securities in which a Portfolio invests.

Depositary Receipts — Each Portfolio may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts (“ADRs”) are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. Each Portfolio may invest in unsponsored depositary receipts.

(c) Risks

This section contains a summary discussion of the general risks of investing in each Portfolio. As with any Portfolio, there can be no guarantee that a Portfolio will meet its objective, or that a Portfolio’s performance will be positive over any period of time.

Set forth below are the main risks of investing in each Portfolio:

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies.

Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by a Portfolio could decline if the financial condition of the companies a Portfolio invests in decline or if overall market and economic conditions deteriorate. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

Investing Style Risk — Growth Portfolio follows an investing style that favors growth companies and Value Portfolio follows an investing style that favors value companies. Core Portfolio follows an investing style that favors both growth and value companies. Historically, growth stocks have performed best during the later stages of economic expansion and value stocks have performed best during periods of economic recovery. Therefore, both the growth and value investing styles may over time go in and out of favor. At times when the investing style used by a Portfolio is out of favor, that Portfolio may underperform other equity funds that use different investing styles.

Each Portfolio also may be subject to certain other risks associated with their investments and investment strategies, including:

Derivatives Risk — A Portfolio’s use of derivatives may reduce the Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of a Portfolio’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of a Portfolio to sell or otherwise close a derivatives position could expose the Portfolio to losses and could make derivatives more difficult for a Portfolio to value accurately. A Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, the Manager may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Portfolio’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Portfolio’s hedging transactions will be effective.

Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security a Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Leverage Risk — Some transactions may give rise to a form of leverage. These transactions may include, among others, derivatives, and may expose a Portfolio to greater risk and increase its costs. To mitigate leverage risk, Portfolio management will segregate liquid assets on the books of the Portfolio or otherwise cover the transactions. The use of leverage may cause a Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Increases and decreases in the value of a Portfolio’s portfolio will be magnified when a Portfolio uses leverage.

Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Portfolio may lose money and there may be a delay in recovering the loaned securities. A Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for a Portfolio.

Mid-Cap Securities Risk — The securities of mid-cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

Depositary Receipts Risk — The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Foreign Securities Risk — Because each Portfolio may invest in companies located in countries other than the United States, each Portfolio may be exposed to risks associated with foreign investments.

  The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

  The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

  Foreign holdings may be adversely affected by foreign government action

  International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

  The economies of certain countries may compare unfavorably with the U.S. economy

  Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult

Illiquid Securities Risk — If a Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities Risk — Restricted securities may be illiquid. A Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, a Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the Portfolio may as a result be unable to sell the securities.

Rule 144A Securities Risk — Rule 144A securities may have an active trading market but carry the risk that the active trading market may not continue.

Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if a Portfolio acquires shares of investment companies, shareholders bear both their proportionate share of expenses in a Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC makes the top ten holdings of each Portfolio available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 5. — Management, Organization, and Capital Structure.

(a) (1) Manager

BlackRock is the Manager to the Master LLC and manages each Portfolio’s investments subject to the oversight of the Board of Directors of the Master LLC. While the Manager is ultimately responsible for the management of the Portfolios, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect wholly owned subsidiary of BlackRock, Inc.

The Master LLC, on behalf of each Portfolio, has entered into a management agreement with the Manager (the “Management Agreement”) pursuant to which the Manager receives as compensation for its services to the Portfolios, a fee at the following annual rates:

•	with respect to Growth Portfolio, 0.50% of the Portfolio’s average daily net assets not exceeding $5 billion and 0.45% of the Portfolio’s average daily net assets in excess of $5 billion,

•	with respect to Value Portfolio, 0.50% of the Portfolio’s average daily net assets not exceeding $3 billion and 0.45% of the Portfolio’s average daily net assets in excess of $3 billion, and

•

with respect to Core Portfolio, 0.50% of the Portfolio’s average daily net assets not exceeding $1 billion, 0.45% of the Portfolio’s average daily net assets in excess of $1 billion but not exceeding $5 billion, and 0.40% of the Portfolio’s average daily net assets in excess of $5 billion.

The Manager has a sub-advisory agreement with BlackRock Investment Management, LLC (the “Sub-Adviser”), an affiliate, under which the Manager pays the Sub-Adviser a monthly fee at an annual rate equal to a percentage of the advisory fee paid to the Manager under the Management Agreement. The Sub-Adviser is responsible for the day-to-day management of each Portfolio.

A discussion of the basis of the Board of Directors’ approval of the Portfolios’ investment advisory arrangements is included in Large Cap Series’ annual shareholder report for the fiscal year ended October 31, 2008.

The Manager was organized in 1994 to perform advisory services for investment companies. The Sub-Adviser is a registered investment adviser and a commodity pool operator organized in 1999. The Manager and its affiliates had approximately $1.307 trillion in investment company and other portfolio assets under management as of December 31, 2008.

Conflicts of Interest

The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. (“PNC”) and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and of BlackRock, Inc.’s significant shareholder, Merrill Lynch, and its affiliates, including the Bank of America Corporation (each a “BAC Entity”), in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Portfolios and their shareholders. BlackRock and its Affiliates or BAC Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the funds. BlackRock and its Affiliates or BAC Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Portfolios. One or more Affiliates or BAC Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which a Portfolio directly and indirectly invests. Thus, it is likely that the Portfolios will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or a BAC Entity performs or seeks to perform investment banking or other services. One or more Affiliates or BAC Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Portfolios and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolios. The trading activities of these Affiliates or BAC Entities are carried out without reference to positions held directly or indirectly by the Portfolios and may result in an Affiliate or BAC Entity having positions that are adverse to those of the Portfolios. No Affiliate or BAC Entity is under any obligation to share any investment opportunity, idea or strategy with the Portfolios. As a result, an Affiliate or BAC Entity may compete with the Portfolio for appropriate investment opportunities. The results of the Portfolios’ investment activities, therefore, may differ from those of an Affiliate or a BAC Entity and of other accounts managed by an Affiliate or a BAC Entity, and it is possible that the Portfolios could sustain losses during periods in which one or more Affiliates or BAC Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Portfolios may, from time to time, enter into transactions in which an Affiliate or a BAC Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate- or BAC Entity-advised clients may adversely impact the Portfolios. Transactions by one or more Affiliate- or BAC Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Portfolios. The Portfolios’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates or BAC Entities, and/or their internal policies designed to comply with such restrictions. In addition, the Portfolios may invest in securities of companies with which an Affiliate or a BAC Entity has or is trying to develop investment banking relationships or in which an Affiliate or a BAC Entity has significant debt or equity investments. The Portfolios also may invest in securities of companies for which an Affiliate or a BAC Entity provides or may some day provide research coverage. An Affiliate or a BAC Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Portfolios or who engage in transactions with or for the Portfolios, and may receive compensation for such services. The Portfolios may also make brokerage and other payments to Affiliates or BAC Entities in connection with the Portfolios’ portfolio investment transactions.

Under a securities lending program approved by the Master LLC’s Board, the Portfolios have retained an affiliate of BlackRock to serve as the securities lending agent for the Portfolios to the extent that the Portfolios participate in the securities lending program. For these services, the lending agent may receive a fee from the Portfolios, including a fee based on the returns earned on the Portfolios’ investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates or BAC Entities may be among the entities to which the Portfolios may lend their portfolio securities under the securities lending program.

The activities of Affiliates or BAC Entities may give rise to other conflicts of interest that could disadvantage the Portfolios and their shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

(a) (2) Portfolio Managers

Robert C. Doll, Jr., CFA, has been each Portfolio’s portfolio manager since inception. Mr. Doll has been Vice Chairman and Global Chief Investment Officer for Equities of BlackRock, Inc. since 2006. He is a member of the Executive, Operating and Leadership Committees of BlackRock, Inc. and is head of its U.S. Large Cap Series equity team. Mr. Doll was President of Merrill Lynch Investment Managers, L.P. (“MLIM”) and its affiliate, Fund Asset Management, L.P. (“FAM”), from 2001 to 2006. He was President and a member of the Board of the funds advised by MLIM and its affiliates from 2005 to 2006.

Daniel Hanson, CFA, is a Managing Director of BlackRock, Inc. since 2009 and a Director of BlackRock, Inc. from 2007 to 2009. He has been a Member of MLIM’s Large Cap Series Team responsible for fundamental analysis from 2003 to 2006 and has been a portfolio manager of these Portfolios since 2008. Mr. Hanson directs the fundamental research group supporting this team, and is an active participant in the portfolio construction process.

For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Portfolio shares, please see Part B of this Registration Statement.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or a Portfolio, investors would be entitled to share, in proportion to their investment in the Master LLC or the Portfolio (as the case may be), in the assets of the Master LLC or Portfolio available for distribution to investors.

Each of the Growth Portfolio, Value Portfolio and Core Portfolio is a separate series of the Master LLC. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Portfolio (as the case may be). Investors in a Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Portfolio. The Master LLC reserves the right to create and issue interests in additional portfolios.

Investments in the Master LLC may not be transferred, but an investor may withdraw all or any portion of its investment in any Portfolio at net asset value on any day on which the New York Stock Exchange (the “Exchange”) is open, subject to certain exceptions. For more information about the ability of an investor in the Master LLC to withdraw all or any portion of its investment in the Master LLC, please Item 6 herein.

Item 6. — Shareholder Information.

(a) Pricing of Interests in the Master LLC

The net asset value of interests of each Portfolio is determined once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Each Portfolio also will determine its net asset value on any day in which there is sufficient trading in its underlying portfolio securities that the net asset value might be affected materially, but only if on any such day a Portfolio is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Each Portfolio invests primarily in the securities of U.S. issuers or in ADRs of foreign issuers that trade in the U.S. markets. Therefore, each Portfolio generally prices its securities as of the close of the Exchange based on the closing market prices of the securities. However, if market quotations are not readily available or, in the Manager’s judgment, do not accurately reflect fair value for a security, that security may be valued by another method that the Board of Directors believes more accurately reflects the fair value.

The Board has adopted valuation procedures for the Master LLC and has delegated the day-to-day responsibility for fair value determinations to the Manager’s Valuation Committee. Fair value determinations by the Manager that affect a Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by a Portfolio. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster).

The Portfolios’ use of fair value pricing is designed to ensure that each Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by a Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

The aggregate net asset value of each Portfolio is the value of the securities held by each Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily.

Each investor in each Portfolio may add to or reduce its investment in each Portfolio on each day the Exchange is open for trading. The value of each investor’s interest in each Portfolio will be determined after the close of business on the Exchange by multiplying the net asset value of each Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in each Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in each Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in such Portfolio by all investors in such Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in each Portfolio after the close of business of the Exchange or the next determination of net asset value of each Portfolio.

(b) Purchase of Interests in the Master LLC

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in each Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in each Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the respective Portfolio’s custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Interests in the Master LLC

An investor in the Master LLC may withdraw all or a portion of its investment in any Portfolio on any day the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. A Portfolio may reject a withdrawal request under certain circumstances. Investments in any Portfolio of the Master LLC may not be transferred.

(d) Dividends and Distributions: Not Applicable

(e) Frequent Purchase and Redemption of Master LLC Interests

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information—Short-Term Trading Policy” in Part A of the Large Cap Series Registration Statement for more information.

(f) Tax Consequences

Each Portfolio intends to operate as a partnership (or, during any period when it has only one Feeder Fund, as a disregarded entity) for Federal income tax purposes. Accordingly, each Portfolio will not be subject to any Federal income tax. Based upon the status of each Portfolio as a partnership (or disregarded entity), a Feeder Fund will take into account its share of the applicable Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of a Portfolio’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 7. — Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master/Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s Portfolios by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Large Cap Series Registration Statement.

The Master LLC’s placement agent is BlackRock Investments, Inc.

PART B

March 2, 2009

Master Large Cap Series LLC

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 9. — Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Large Cap Series LLC (the “Master LLC”), dated March 2, 2009 as it may be revised from time to time (the “Master LLC’s Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at (800) 441-7762, or write to the Master LLC at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 20 of the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of BlackRock Large Cap Series Funds, Inc. (“Large Cap Series”), as filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2009, as amended from time to time (the “Large Cap Series Registration Statement”). Part A of the Large Cap Series Registration Statement includes the prospectuses of Large Cap Series. Part B of the Large Cap Series Registration Statement includes the statement of additional information of Large Cap Series.

The Master LLC consists of three portfolios: Master Large Cap Growth Portfolio, Master Large Cap Value Portfolio and Master Large Cap Core Portfolio (each a “Portfolio” and, collectively, the “Portfolios”).

Large Cap Series is a series fund currently consisting of seven series (each a “Series”): BlackRock Large Cap Growth Fund (“Growth Fund”), BlackRock Large Cap Core Fund (“Core Fund”), BlackRock Large Cap Value Fund (“Value Fund”), BlackRock Large Cap Core Plus Fund (“Core Plus Fund”), BlackRock Large Cap Growth Retirement Portfolio (“Retirement Growth Fund”), BlackRock Large Cap Core Retirement Portfolio (“Retirement Core Fund”) and BlackRock Large Cap Value Retirement Portfolio (“Retirement Value Fund”). Each Series, with the exception of Core Plus Fund, will invest all of its assets in interests of the corresponding Portfolio of the Master LLC. Growth Fund, Core Fund, Value Fund, Retirement Growth Fund, Retirement Core Fund and Retirement Value Fund as well as BlackRock Core Principal Protected Fund of BlackRock Principal Protected Master LLC, and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

Item 10. — Master LLC History.

The Master LLC was organized as a Delaware statutory trust on October 19, 1999. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company and changed its name from Master Large Cap Series Trust to Master Large Cap Series LLC.

The Master LLC consists of three series: Master Large Cap Growth Portfolio (the “Growth Portfolio”), Master Large Cap Core Portfolio (the “Core Portfolio”) and Master Large Cap Value Portfolio (the “Value Portfolio”).

Item 11. — Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio of the Master LLC, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio’s investment programs, is incorporated herein by reference from the section entitled “Investment Objectives and Policies” in Part B of the Large Cap Series Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the portfolio holdings of a Portfolio is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the Large Cap Series Registration Statement.

Item 12. — Management of the Master LLC.

                The Board of Directors of the Master LLC consists of thirteen individuals, eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “non-interested Directors”). The same individuals serve on the Board of Directors of Large Cap Series. The Directors are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act. The non-interested Directors have retained independent legal counsel to assist them in connection with their duties.

                The Board has five standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, Performance Oversight Committee and an Executive Committee.

                The members of the Audit Committee are Kenneth L. Urish (Chair), Herbert I. London and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of the Master LLC’s investments; and (8) resolve any disagreements between Portfolio management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. For the fiscal year ended October 31, 2008, the Audit Committee met four times.

                The members of the Governance and Nominating Committee (the “Governance Committee”) are Matina Horner (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are non-interested Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by the Master LLC’s shareholders as it deems appropriate. The Master LLC’s shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. For the fiscal year ended October 31, 2008, the Governance Committee met four times.

                The members of the Compliance Committee are Joseph P. Platt, Jr. (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are non-interested Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; and (3) review reports from and make certain recommendations regarding the Fund’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. For the fiscal year ended October 31, 2008, the Compliance Committee met five times.

                The members of the Performance Oversight Committee (the “Performance Committee”) are David O. Beim (Chair), Toby Rosenblatt (Vice Chair), Ronald W. Forbes, Rodney D. Johnson, all of whom are non-interested Directors, and Richard S. Davis, who is an interested Director. The Performance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Master LLC’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Committee. For the fiscal year ended October 31, 2008, the Performance Committee met four times.

                The members of the Executive Committee are Ronald W. Forbes, Rodney D. Johnson and Richard S. Davis. Messrs. Forbes and Johnson are non-interested Directors and Mr. Davis is an interested Director. The principal responsibilities of the Executive Committee are to (i) act on routine matters between meetings of the Board of Directors, (ii) act on such matters as may require urgent action between meetings of the Board of Directors, and (iii) exercise such other authority as may from time to time be delegated to the Committee by the Board of Directors. The Board has adopted a written charter for the Executive Committee. The Executive Committee was formed after the close of the fiscal year ended October 31, 2008 and so had no meetings during that period.

Biographical Information

                Certain biographical and other information relating to the Directors is set forth below, including their address and year of birth, their principal occupations for at least the last five years, the term of office and length of time served, the total number of investment companies overseen in the complex of funds advised by the Manager or its affiliates (“BlackRock-advised funds”) and any public directorships.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Non-Interested Directors[1]:

David O. Beim[3] 40 East 52nd Street New York, NY 10022 1940	Director	2007 to present	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002; Formerly Chairman of Wave Hill Inc. (public garden and cultural center) from 1990 to 2006.	34 Funds 81 Portfolios	None

Ronald W. Forbes[4] 40 East 52nd Street New York, NY 10022 1940	Director	2007 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	34 Funds 81 Portfolios	None

Dr. Matina Horner[5] 40 East 52nd Street New York, NY 10022 1939	Director	2007 to present	Formerly Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	34 Funds 81 Portfolios	NSTAR (electric and gas utility)

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Rodney D. Johnson[4] 40 East 52nd Street New York, NY 10022 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. since 1987; Director, Fox Chase Cancer Center since 2002; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2003; Director, The Committee of Seventy (civic) since 2006.	34 Funds 81 Portfolios	None

Herbert I. London 40 East 52nd Street New York, NY 10022 1939	Director	1999 to present	Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute (policy research organization) since 1997 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director of InnoCentive, Inc. (strategic solutions company) since 2005; Director, Cerego, LLC (software development and design) since 2005.	34 Funds 81 Portfolios	AIMS Worldwide, Inc. (marketing)

Cynthia A. Montgomery 40 East 52nd Street New York, NY 10022 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, Harvard Business School Publishing since 2005; Director, McLean Hospital since 2005.	34 Funds 81 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt, Jr.[6] 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present	Director, The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partners, LP (private investment) since 1998; Formerly Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008.	34 Funds 81 Portfolios	Greenlight Capital Re, Ltd (reinsurance) company)

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Robert C. Robb, Jr. 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	34 Funds 81 Portfolios	None

Toby Rosenblatt[7] 40 East 52nd Street New York, NY 10022 1938	Director	2007 to present	President, Founders Investments Ltd. (private investments) since 1999; Director, Forward Management, LLC since 2007; Director, The James Irvine Foundation (philanthropic foundation) since 1997; Formerly Trustee, State Street Research Mutual Funds from 1990 to 2005; Formerly Trustee, Metropolitan Series Funds, Inc. from 2001 to 2005.	34 Funds 81 Portfolios	A.P. Pharma, Inc. (specialty pharmaceuticals)

Kenneth L. Urish[8] 40 East 52nd Street New York, NY 10022 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation since 2001; Committee Member, Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants since 2007; Formerly President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Formerly Director, Inter-Tel from 2006 to 2007.	34 Funds 81 Portfolios	None

Frederick W. Winter 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005; Director, Alkon Corporation (pneumatics) since 1992; Director, Tippman Sports (recreation) since 2005; Formerly Director, Indotronix International (IT services) from 2004 to 2008.	34 Funds 81 Portfolios	None

Interested Directors[1,9]:

Richard S. Davis 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Managing Director, BlackRock, Inc. since 2005; Formerly Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Formerly Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Formerly Chairman, SSR Realty from 2000 to 2004.	174 Funds 286 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Henry Gabbay 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present	Formerly Consultant, BlackRock Inc. from 2007 to 2008; Formerly Managing Director, BlackRock, Inc. from 1989 to 2007; Formerly Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; Formerly President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	174 Funds 286 Portfolios	None

[1]	Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.
[2]	Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Directors as joining the Master LLC’s Board in 2007, each Director first became a member of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, Jr., 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999 and Frederick W. Winter, 1999.
[3]	Chairman of the Performance Committee.
[4]	Co-Chair of the Board of Directors.
[5]	Chair of the Governance Committee.
[6]	Chair of the Compliance Committee.
[7]	Vice-Chair of the Performance Committee.
[8]	Chair of the Audit Committee.
[9]	Mr. Davis is an “interested person,” as defined in the Investment Company Act of 1940, of the Master LLC based on his position with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Master LLC based on his former positions with BlackRock, Inc. and its affiliates as well as his ownership of BlackRock, Inc. and PNC securities.

                Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their address and year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Master LLC Officers[1]

Donald C. Burke 40 East 52nd Street New York, NY 10022 1960	President and Chief Executive Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Formerly Managing Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. (“FAM”) in 2006, First Vice President thereof from 1997 to 2005, Treasurer thereof from 1999 to 2006 and Vice President thereof from 1990 to 1997.	184 Funds 296 Portfolios	None

Anne F. Ackerley 40 East 52nd Street New York, NY 10022 1962	Vice President	2007 to present	Managing Director of BlackRock Inc. since 2000; Chief Operating Officer of BlackRock’s U.S. Retail Group since 2006; Formerly Head of BlackRock’s Mutual Fund Group from 2000 to 2006.	174 Funds 286 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Term of Office(b) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Neal J. Andrews 40 East 52nd Street New York, NY 10022 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Formerly Senior Vice President and Line of Business Head of Fund Accounting and Administration of PNC Global Investment Servicing (U.S.) Inc. (formerly PFPC Inc.) from 1992 to 2006.	174 Funds 286 Portfolios	None

Jay M. Fife 40 East 52nd Street New York, NY 10022 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Formerly Assistant Treasurer of the MLIM/FAM advised funds from 2005 to 2006; Formerly Director of MLIM Fund Services Group from 2001 to 2006.	174 Funds 286 Portfolios	None

Brian P. Kindelan 40 East 52nd Street New York, NY 10022 1959	Chief Compliance Officer	2007 to present	Chief Compliance Officer of the BlackRock-advised funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005; Formerly Director and Senior Counsel of BlackRock Advisors, Inc. from 2001 to 2004.	174 Funds 286 Portfolios	None

Howard B. Surloff 40 East 52nd Street New York, NY 10022 1965	Secretary	2007 to present	Managing Director of BlackRock Inc. and General Counsel of U.S. Funds at BlackRock, Inc., since 2006; Formerly General Counsel (U.S.) of Goldman Sachs Asset Management, L.P. from 1993 to 2006.	174 Funds 286 Portfolios	None

[1]	Officers serve at the pleasure of the Board of Directors of the Master LLC.

Share Ownership

                Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2008 is set forth in the chart below:

Aggregate Dollar Range of Equity Securities in
Name of Director	Master LLC(2)	Supervised Funds
Interested Directors:
Richard S. Davis	N/A	over $100,000
Henry Gabbay	N/A	over $100,000
Non-Interested Directors:[1]
David O. Beim	N/A	$50,001 — $100,000
Ronald W. Forbes	N/A	over $100,000
Dr. Matina Horner	N/A	$50,001 — $100,000
Rodney D. Johnson	N/A	over $100,000
Herbert I. London	N/A	over $100,000
Cynthia A. Montgomery	N/A	over $100,000
Joseph P. Platt, Jr.	N/A	over $100,000
Robert C. Robb, Jr.	N/A	over $100,000
Toby Rosenblatt	N/A	over $100,000
Kenneth L. Urish	N/A	None
Frederick W. Winter	N/A	$50,001 — $100,000

[1]	With the exception of Mr. London, each of the non-interested Directors assumed office on November 1, 2007. The non-interested Directors anticipate purchasing additional shares of the Supervised Funds.
[2]	The Master LLC does not offer interests for sale to the public.

                As of February 1, 2009, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding shares of the Master LLC. As of December 31, 2008, none of the non-interested Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of the Manager.

Compensation of Directors

                Each non-interested Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Director to the BlackRock-advised funds, including the Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Board of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committee, Compliance Committee, Governance Committee, and Performance Committee are paid an additional annual retainer of $25,000. The Vice-Chair of the Performance Committee is paid an additional annual retainer of $25,000. The Master LLC compensates the Chief Compliance Officer for his services as its Chief Compliance Officer. The Master LLC may also pay a portion of the compensation of certain members of the staff of the Chief Compliance Officer.

                The following table sets forth the compensation earned by the non-interested Directors and Chief Compliance Officer for the fiscal period ended October 31, 2008, and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2008.

Name	Compensation from the Master LLC	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Master LLC and Other BlackRock- Advised Funds[1]
David O. Beim[2]	$14,610	None	$300,000
Ronald W. Forbes[3]	$15,754	None	$320,000
Dr. Matina Horner[4]	$14,054	None	$285,000
Rodney D. Johnson[3]	$15,754	None	$320,000
Herbert I. London	$13,179	None	$275,000
Cynthia A. Montgomery	$13,179	None	$275,000
Joseph P. Platt, Jr.[5]	$14,610	None	$300,000
Robert C. Robb, Jr.	$13,179	None	$275,000
Toby Rosenblatt[6]	$14,610	None	$300,000
Kenneth L. Urish[7]	$14,610	None	$300,000
Frederick W. Winter	$13,179	None	$275,000

[1]	For the number of BlackRock-advised funds from which each Director receives compensation, see the Biographical Information chart beginning on page 13.
[2]	Chair of the Performance Committee.
[3]	Co-Chair of the Board of Directors.
[4]	Chair of the Governance Committee.
[5]	Chair of the Compliance Committee.
[6]	Vice-Chair of the Performance Committee.
[7]	Chair of the Audit Committee.

                Mr. Kindelan serves as Chief Compliance Officer and Anti-Money Laundering Officer of the Portfolios. For the fiscal year ended October 31, 2008, Mr. Kindelan received $316 in compensation from Growth Portfolio, $1,465 in compensation from Value Portfolio and $1,389 in compensation from Core Portfolio.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics

The Board of Directors of the Master LLC has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Master LLC and the Funds. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

(f) Proxy Voting Policies

Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Large Cap Series Registration Statement.

Item 13. — Control Persons and Principal Holders of Securities.

As of February 18, 2009, Large Cap Series owned 87.19% of the outstanding interests in the Master LLC and, therefore, controlled the Master LLC. BlackRock Balanced Capital Fund, Inc. owned 11.11% of the outstanding interests in the Master LLC. Currently Large Cap Series is comprised of seven funds. Set forth in the table below are the Funds comprising Large Cap Series which are Feeder Funds, the Portfolio in which each Fund invests and the approximate percentage ownership of Master LLC interests owned by each Fund.

	Large Cap Series
Master Portfolio	Fund	Approx. % of Master LLC Owned
Growth Portfolio	BlackRock Large Cap Growth Fund	7.71%
	BlackRock Large Cap Growth Retirement Portfolio	1.14%
Value Portfolio	BlackRock Large Cap Value Fund	37.33%
	BlackRock Large Cap Value Retirement Portfolio	1.78%
Core Portfolio	BlackRock Large Cap Core Fund	37.73%
	BlackRock Large Cap Core Retirement Portfolio	1.50%

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interests in a Portfolio or in the Master LLC, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests of the Master LLC would be able to elect all the Directors. With respect to the election of Directors the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

Item 14. — Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Master LLC’s Part A and Item 12 in this Part B. Information relating to the investment management and other services provided to the Master LLC by the Investment Adviser is incorporated herein by reference from Part A of the Large Cap Series Registration Statement, and from the sub-section entitled “Management and Advisory Arrangements,” in Part I and the section entitled “Management and Other Service Arrangements” in Part II of Part B of the Large Cap Series Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Large Cap Series Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from Part A or Part B of the Large Cap Series Registration Statement
Item 14(a)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(c)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(d)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Part A — Back Cover

Effective October 1, 2008, BlackRock Investments, Inc. (“BII”), 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BII receives no compensation for acting as placement agent for the Master LLC. Prior to October 1, 2008, FAM Distributors, Inc. (“FAMD”), P.O. Box 9081, Princeton, New Jersey 08543-9081, and BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prussia, Pennsylvania 19406, each an affiliate of the Manager, served as placement agents for the Master LLC.

Item 15. — Portfolio Manager

The Portfolios are managed by a team of financial professionals. Robert C. Doll, Jr., CFA and Daniel Hanson, CFA, are the Portfolios’ portfolio managers and are jointly and primarily responsible for the day-to-day management of each Portfolio. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of Feeder Fund shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the Large Cap Series Registration Statement.

Item 16. — Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocations for or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part B of the Large Cap Series Registration Statement.

Item 17. — Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the Limited Liability Company Agreement, the Directors are authorized to issue interests in each Portfolio of the Master LLC. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Portfolio in which they have invested. Upon liquidation or dissolution of a Portfolio, investors are entitled to share in proportion to their investment in such Portfolio’s net assets available for distribution to its investors. Interests in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Portfolio generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in a Portfolio or in the Master LLC, as the case may be. Investors in the Master LLC, or in any Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

A Portfolio shall be dissolved by unanimous consent of the Directors by written notice of dissolution to the Holders of the interests of the Portfolio. The Master LLC shall be dissolved upon the dissolution of the last remaining Portfolio.

The Limited Liability Company Agreement of the Master LLC provides that obligations of the Master LLC and the Portfolios are not binding upon the Directors individually but only upon the property of the Portfolios and that the Directors will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the Limited Liability Company Agreement protects a Director against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The Limited Liability Company Agreement provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolios, their Holders, Directors, officers, employees and agents covering possible tort and other liabilities.

The Master LLC currently consists of three Portfolios. The Master LLC reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of each Portfolio generally participate equally in the earnings and assets of the particular Portfolio. Holders of each Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Portfolios vote together in the election or selection of Directors and accountants for the Master LLC. Upon liquidation or dissolution of a Portfolio, the Holders of such Portfolio are generally entitled to share in proportion to their investment in the net assets of such Portfolio available for distribution to Holders.

Item 18. — Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master LLC’s Part A.

(a) Purchase of Interests in the Master LLC.

The aggregate net asset value of the shares of each Portfolio is determined once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Each Portfolio also will determine its net asset value on any day in which there is sufficient trading in its underlying portfolio securities that the net asset value might be affected materially, but only if on any such day a Portfolio is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of each Portfolio is the value of the securities held by each Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in each Portfolio may add to or reduce its investment in each Portfolio on each day the Exchange is open for trading. The value of each investor’s interest in each Portfolio will be determined after the close of business on the Exchange by multiplying the aggregate net asset value of each Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in each Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in each Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in each Portfolio after the close of business on the Exchange or the next determination of net asset value of the Portfolio.

Securities that are held by each Portfolio that are traded on stock exchanges or the NASDAQ Stock Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Master LLC. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services in accordance with a valuation policy approved by the Board of Directors of the Master LLC. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Master LLC employs pricing services to provide certain securities prices for each Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Master LLC on behalf of each Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of each Portfolio’s shares are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of each Portfolio’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Master LLC’s Board of Directors or by the Manager using a pricing service and/or procedures in accordance with a valuation policy approved by the Master LLC’s Board of Directors.

Each investor in the Master LLC may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s (including each Feeder Fund’s) interest in the Portfolio will be determined as of the close of business on the Exchange by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the Exchange is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the Exchange or the next determination of net asset value of the Portfolio.

An investor in the Master LLC may withdraw all or a portion of its investment in any Portfolio on any day the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Master LLC generally may not be transferred.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

(b) Fund Reorganizations. Not Applicable.

(c) Offering Price. Not Applicable.

(d) Redemption in Kind. See Above.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests. Not Applicable.

Item 19. — Taxation of the Portfolios and Investors.

Each Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If a Portfolio has only one Feeder Fund, the Portfolio’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of each Portfolio as a partnership or, each investor in a Portfolio takes into account its share of such Portfolio’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Master LLC’s fiscal year end is October 31. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Portfolio. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the applicable Portfolio as they are taken into account by that Portfolio.

Certain transactions of the Portfolios are subject to special tax rules of the Code that may, among other things (a) affect the character of realized gains and losses, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require the Portfolios to mark to market certain types of positions held (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.

If a Portfolio of the Trust purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in each Portfolio, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in a PFIC. If this election were made, a Feeder Fund would recognize as ordinary income its share of any increase in the value of such shares held by a Portfolio as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value, but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

Each Portfolio may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Portfolios to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Portfolio’s assets to be invested within various countries is not known.

Each Portfolio of the Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, each Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs. The Portfolios and the Feeder Funds have received a ruling from the Internal Revenue Service that the existing Feeder Funds that are RICs will be treated as owners of their proportionate shares of a Portfolio’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. Each Portfolio of the Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

Item 20. — Underwriters.

The exclusive placement agent for each Portfolio of the Master LLC is BII an affiliate of the Manager. Pursuant to the Placement Agent Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

Item 21. — Calculation of Performance Data.

Not Applicable.

Item 22. — Financial Statements.

The audited financial statements of each Portfolio, including the report of the independent registered public accounting firm, are incorporated in this Statement of Additional Information by reference to the Annual Report for the period ended October 31, 2008 of BlackRock Large Cap Series Funds, Inc. You may request a copy of an Annual Report or Semi-Annual Report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday.

PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number	Description

1(a)	—Certificate of Trust of the Registrant, filed October 19, 1999.(a)

(b)	—Amended and Restated Declaration of Trust of Registrant, dated December 14, 1999.(a)

(c)	—Certificate of Conversion Converting Master Large Cap Series Trust to Master Large Cap Series LLC.(h)

(d)	—Certificate of Formation of Master Large Cap Series LLC.(h)

(e)	—Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(h)

2	—Amended and Restated By-Laws of Registrant.*

3	—Copies of instruments defining the rights of shareholders, incorporated by reference to Exhibits 1 and 2 above.

4(a)

—Form of Investment Advisory Agreement between the Registrant, on behalf of Master Large Cap Growth Portfolio, Master Large Cap Value Portfolio, Master Large Cap Core Portfolio, and BlackRock Advisors, LLC.(g)

(b)	—Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.(g)

5	—Not Applicable.

6	—Not Applicable.

7	—Form of Custodian Agreement between the Registrant and Brown Brothers Harriman & Co.(b)

8(a)	—Form of Placement Agent Agreement between the Registrant and BlackRock Investments, Inc.*

(b)	—Form of Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(j)

(c)

—Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 21, 2007, relating to the Credit Agreement, dated as of November 22, 2007.(c)

(d)	—Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 19, 2008, relating to the Credit Agreement, dated as of November 21, 2007.(i)

(e)	—Form of Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC dated June 1, 2007.(d)

(f)	—Form of Administrative Services Agreement between Registrant and State Street Bank and Trust Company.(e)

9	—Not Applicable.

10	—Not required pursuant to Form N-1A General Instructions section B(2)(b).

11	—Not Applicable.

12	—Certificate of Merrill Lynch Large Cap Series Funds, Inc. and Mercury Large Cap Series Funds, Inc.(a)

13	—Not Applicable.

14	—Not Applicable.

15	—Code of Ethics.(f)

*	Filed herewith.
(a)	Filed on December 22, 1999 as an Exhibit to the Registrant’s Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (File No. 811-09739) (the “Registration Statement”).

(b	)	Filed on January 30, 2002 as an Exhibit to Amendment No. 2 to the Registration Statement.

(c	)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 17, 2007. .

(d	)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Merrill Lynch Ready Assets Trust (File No. 2-52711), filed on April 21, 2008.

(e	)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Focus Twenty Fund, Inc. (File No. 333-89775), filed on March 20, 2001.

(f	)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-2 of BlackRock (File No. 333-39837), filed on November 13, 2006.

(g	)	Filed on October 2, 2006 as an Exhibit to Amendment No. 7 to the Registration Statement.

(h	)	Filed on February 28, 2008 as an Exhibit to Amendment No. 9 to the Registration Statement.

(i	)	Incorporated by reference to Exhibit 99.8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc., (File No. 33-47875), filed on December 22, 2008.

(j	)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 21, 2006.

Item 24. Persons Controlled By Or Under Common Control With the Registrant.

The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement, Directors, officers, employees and agents of the Master LLC (the “Company”) will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Limited Liability Company Agreement provides:

Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)	the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)	the Company shall be insured against losses arising by reason of any lawful advances; or

(c)	there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Limited Liability Company Agreement further provides:

No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company or any Series against any liability to the Company or any Series to which he or it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Company or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Limited Liability Company Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of Investment Adviser.

        See Item 5 in the Registrant’s Part A and Item 14 in Part B of the Registrant’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser, the Sub-Adviser or any of their respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of BlackRock Large Cap Series Funds, Inc.’s Registration Statement on Form N-1A.

Item 27. Principal Underwriters.

        (a) BlackRock Investments, Inc. (“BII”) acts as the principal underwriter for each of the following open-end registered investment companies including the Registrant:

BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Bond Allocation Target Shares
BlackRock Bond Fund, Inc.
BlackRock California Municipal Series Trust
BlackRock Equity Dividend Fund
BlackRock EuroFund
BlackRock Financial Institutions Series Trust
BlackRock Focus Growth Fund, Inc.
BlackRock Focus Value Fund, Inc.
BlackRock Fundamental Growth Fund, Inc.
BlackRock Funds
BlackRock Funds II
BlackRock Global Allocation Fund, Inc.
BlackRock Global Dynamic Equity Fund
BlackRock Global Emerging Markets Fund, Inc.
BlackRock Global Financial Services Fund, Inc.
BlackRock Global Growth Fund., Inc.
BlackRock Global SmallCap Fund, Inc.
BlackRock Global Value Fund, Inc.
BlackRock Healthcare Fund, Inc.
BlackRock Index Funds, Inc.
BlackRock International Value Trust
BlackRock Large Cap Series Funds, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Liquidity Funds
BlackRock Master LLC
BlackRock Mid Cap Value Opportunities Series, Inc.
BlackRock Multi-State Municipal Series Trust
BlackRock Municipal Bond Fund, Inc.
BlackRock Municipal Series Trust
BlackRock Natural Resources Trust
BlackRock Pacific Fund, Inc.
BlackRock Principal Protected Trust
BlackRock Series Fund, Inc.

BlackRock Series, Inc.
BlackRock Short-Term Bond Series, Inc.
BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Value Opportunities Fund, Inc.
BlackRock Variable Series Funds, Inc.
BlackRock World Income Fund, Inc.
CMA Government Securities Fund
CMA Money Fund
CMA Multi-State Municipal Series Trust
CMA Tax-Exempt Fund
CMA Treasury Fund
FPD Series, Inc.
Global Financial Services Master LLC
Managed Account Series
Master Basic Value LLC
Master Bond LLC
Master Focus Growth LLC
Master Government Securities LLC
Master Institutional Money Market LLC
Master Large Cap Series LLC
Master Money LLC
Master Tax-Exempt LLC
Master Treasury LLC
Master Value Opportunities LLC
Merrill Lynch Funds for Institutions Series
Merrill Lynch Ready Assets Trust
Merrill Lynch Retirement Series Trust
Merrill Lynch U.S.A. Government Reserves
Merrill Lynch U.S. Treasury Money Fund
Quantitative Master Series LLC
Short-Term Master LLC
WCMA Government Securities Fund
WCMA Money Fund
WCMA Tax-Exempt Fund
WCMA Treasury Fund

        BII also acts as the principal underwriter for each of the following closed-end registered investment companies:

BlackRock Fixed Income Value Opportunities BlackRock Senior Floating Rate Fund, Inc.	BlackRock Senior Floating Rate Fund II, Inc. Master Senior Floating Rate LLC

        (b) Set forth below is information concerning each director and officer of BII. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BII	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Director	None
Barbara Novick	Chief Executive Officer	None
John Moran	President and Managing Director	None
Anne Ackerley	Managing Director	Vice President
Donald Burke	Managing Director	President, Chief Executive Officer
Robert Connolly	General Counsel, Secretary and Managing Director	None
Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None
Francis Porcelli	Managing Director	None
Steven Hurwitz	Chief Compliance Officer, Assistant Secretary and Director	None
John Blevins	Assistant Secretary and Director	None
Robert Kapito	Director	None
Daniel Waltcher	Director	None

        (c) Not applicable.

Item 28. Location Of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Investments, Inc., 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).

(d) BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to its functions as sub-adviser).

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 5 of Part A and Item 12 and Item 14 of Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 2nd day of March, 2009.

MASTER LARGE CAP SERIES LLC (Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke, President and Chief Executive Officer)

EXHIBIT INDEX

Exhibit Number		Description

2	—	Amended and Restated By-Laws of Registrant.

8(a)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Investments, Inc.